Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion, in this Form 8-K/A, of our report, dated August 12, 2021, with respect to our audit on the financial statements of Chengdu Aixin Shangyan Hotel Management Co., Ltd. for the years ended December 31, 2020 and 2019.

KCCW Accountancy Corp.

Diamond Bar, California

October 14, 2021